UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
September 23, 2021
Date of report (Date of earliest event reported)
 Bausch Health Companies Inc.
(Exact name of registrant as specified in its charter)

British Columbia	,	Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)			(Commission file number)	(IRS Employer Identification No.)
2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8
(Address of Principal Executive Offices) (Zip Code)
(514) 744-6792
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In connection with the previously announced separation of its Bausch + Lomb eye health business from Bausch Health Companies Inc. (“Bausch Health”), Christina Ackermann, the current General Counsel and Head of Commercial Operations of Bausch Health, will become General Counsel of Bausch + Lomb and lead the ophthalmology pharmaceutical business, with specific responsibility for the United States, Canada, Latin America, and Asia Pacific markets, effective as of the closing of the initial public offering of Bausch + Lomb (the “IPO”, and the date of the closing of the IPO, the “IPO Closing Date”).
In addition, in connection with the IPO, Joseph Gordon will also transfer with Bausch + Lomb, effective as of the IPO Closing Date, where he will lead Bausch + Lomb’s global consumer, vision care and surgical businesses as well as the EMEA ophthalmology pharmaceutical business.
In connection with Christina Ackermann’s Bausch + Lomb appointment, Seana Carson, Senior Vice President of Legal, will be appointed General Counsel of Bausch Health, effective as of the IPO Closing Date.
Seana Carson, 49, joined Bausch Health in November of 2006 as Senior Legal Counsel. In her current role, she is responsible for the legal function for the international businesses of Bausch Health, and prior to that was Chief Compliance Officer. Seana Carson received her law degree from Queens University in Ontario and an Honors Bachelor of Arts degree from the University of Western Ontario.
There is no family relationship between Seana Carson and any other executive officer or director of the Company, and there is no arrangement or understanding with any other person under which she was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Seana Carson has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
In connection with Seana Carson becoming General Counsel of Bausch Health, her annual base salary will be CA $665,000, her annual cash incentive opportunity will be 60% of her annual base salary and she will receive a promotion equity grant with an aggregate value of US $250,000 in the form of restricted stock units of Bausch Health granted under the Bausch Health Companies Inc. 2014 Omnibus Incentive Plan (as Amended and Restated, Effective as of April 28, 2020) (or any applicable successor plan thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2021

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Sam Eldessouky
Sam Eldessouky
Executive Vice President, Chief Financial Officer